Exhibit 99.1

Plumtree Software Announces Second Quarter
2004 Operating Results

Company Records Sequential Revenue Growth and Exceeds Guidance

SAN FRANCISCO, Calif., July 15, 2004 — Enterprise Web leader Plumtree Software (Nasdaq: PLUM) today announced results for its second quarter ended June 30, 2004. Revenue for the second quarter of 2004 was $19.5 million, compared to $17.7 million in revenue for the first quarter of 2004 and $17.0 million in revenue for the comparable quarter last year. Net loss for the second quarter of 2004 calculated in accordance with generally accepted accounting principles (GAAP) was $3.7 million, or $0.12 per share, compared to a net loss of $3.4 million, or $0.11 per share, for the first quarter of 2004, and net loss of $1.1 million, or $0.04 per share, for the comparable quarter last year. Non-GAAP net loss for the second quarter of 2004 was approximately $2.7 million, or $0.09 per share, compared to non-GAAP net loss of $2.6 million or $0.08 per share, for the first quarter of 2004 and non-GAAP net loss of $107,000, or $0.00 per share, for the comparable quarter last year.

Non-GAAP net income excludes charges for amortization of deferred stock-based compensation, amortization of acquired technology, charges related to restructuring, and assumes an effective tax rate of 30% on net income, if any. A reconciliation of these non-GAAP results to GAAP results is included in the financial tables below.

As of June 30, 2004, Plumtree’s cash, cash equivalents and short-term investments were $62.8 million, down from $68.5 million in the previous quarter. Plumtree has no long-term debt.

“We are pleased that we made progress on all of the objectives we outlined last quarter: improved pipeline development, better sales execution, and driving growth through a solutions-focused selling model,” said John Kunze, CEO of Plumtree Software. “The key additions to the management team and improved company-wide operational execution are beginning to show positive results.”

Second Quarter Highlights

Second quarter 2004 highlights include:

Customer Success: Plumtree completed 78 transactions this quarter, adding 36 new customers including the American Diabetes Association, Amtrak, Buckman Laboratories International, Defense Commissary Agency and Electric Power Research Institute. Unilever, one of the world’s largest consumer goods companies, expanded its Plumtree Enterprise Web Suite license to serve its 235,000 employees in over 90 countries worldwide. Plumtree also announced successful deployments at Fortune 500 customers including ADC Telecommunications, Cinergy and Dole Food Company, Inc.

Solutions-Focused Sales Organization: To improve sales execution and solutions-selling focus, Plumtree hired several well-seasoned sales executives from applications companies including:

•	VP of Western Region Sales, Jim Priestly, former VP of Mid-Market Sales for SAP America;

•	VP of Eastern Region Sales, Bill Null, former VP of Life Sciences Sales for I-many, Inc.;

•	VP of Public Sector Sales, Dennis Reilly, former Regional Sales Director of Federal Civilian Agencies for PeopleSoft; and

•	VP of Sales Consulting, Mardi Diamond, former VP of Customer Services for Cornus Consulting.

Worldwide Channels: Plumtree hired Tony Sanders as vice president of worldwide channels responsible for all channels including system integrators, independent software vendors and OEMs. Sanders joins Plumtree from Oracle Corporation where he most recently served as vice president of North America application channels.

Collaborative Applications: Plumtree formed a new solutions group to develop, market and sell portal-based applications for the retail space, based on success with customers including Applebee’s International, Best Buy, Hy-Vee, Groupe Casino and O’Charley’s. Plumtree also launched an executive dashboard services offering, combining new integration products with a deployment methodology designed to deliver dashboard applications rapidly and at low cost. United Technology Corp. (UTC), the aerospace and technology corporation that ranks number 51 on the Fortune 500 list, added HandySoft’s Plumtree-Powered SOXA Accelerator™ to its Enterprise Web deployment as its technology solution for Sarbanes-Oxley reporting compliance.

Industry Recognition: Following a #1 rating in InfoWorld’s portal product review last quarter, Plumtree this quarter bested BEA by 32%, Microsoft by 18%, IBM by 13% and Vignette by 10% in total score in the Network Computing product review. Plumtree was also placed in the leader quadrant of Gartner’s Smart Enterprise Suite 2004 Magic Quadrant.* According to Gartner guidelines, leader quadrant vendors are performing well today, have a clear vision of market direction and are actively building competencies to sustain their leadership position in the market. Plumtree-powered portals at the Defense Finance and Accounting Service and Workplace Safety and Insurance Board Ontario were named among the world’s top 10 government intranets by usability analyst firm the Norman Nielsen Group.

Developer Support: Over 1,500 developers joined Plumtree’s developer program since its launch in February 2004, leading to a strong showing at Plumtree’s first annual Advanced Developer Conference. The event featured case studies from customers including Bankers Bank, FTN Financial and Cox Enterprises as well as best practices, sample code and hands-on developer labs to help both Java and .NET developers build service-oriented applications using Plumtree’s Enterprise Web Suite.

July 15, 2004 Press Release — Plumtree Announces Second Quarter 2004 Operating
Results

Q3 2004 Financial Outlook

Plumtree Software currently anticipates third quarter 2004 revenue to be between $19 million and $20 million. On a non-GAAP basis, the company projects a third quarter 2004 net loss between $0.11 and $0.14 per share. Non-GAAP net earnings per share in Plumtree’s third quarter outlook excludes amortization of deferred stock-based compensation estimated to be $100,000, amortization of acquired technology of approximately $400,000, and assumes an effective tax rate of 30% on net income, if any. Giving effect to these exclusions, third quarter 2004 GAAP net loss is currently expected to be between $0.14 and $0.17 per share. For a discussion of factors that could cause actual results to differ materially from these targets, see “Safe Harbor Statement and Caution” below.

Conference Call

Interested parties can hear the conference call concerning Plumtree’s financial results for the second quarter on Thursday, July 15, 2004 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 773-756-4600. The passcode for the teleconference is PLUMTREE. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree’s third quarter 2004 financial results. An audio replay of the call will also be available until July 30th, 2004. The dial-in number for the audio replay is 402-220-0307. The passcode for the audio replay is PLUMTREE.

About Plumtree Software

Plumtree Software is the Enterprise Web leader. Plumtree’s mission is to create a comprehensive Web environment for employees, customers and partners across the enterprise to interact with different systems and work together. Plumtree’s Enterprise Web solution consists of integration products for bringing resources from traditional systems together on the Web, shared services such as collaboration, content management and search for building new Web applications, and a portal platform for delivering these Web applications to broad audiences. Plumtree’s independence and its Web Services Architecture allow this solution to span rival platforms and systems, helping to maximize customers’ return on their existing technology investments. With offices in more than a dozen countries, Plumtree has licensed its products to over 640 customers, including Boeing, Ford Motor Company, Procter & Gamble and the U.S. Navy.

Contacts

JoAnn Horne
Investor Contact
415-445-3233
Joann@marketstreetpartners.com

Carilu Dietrich
Press Contact
415-399-7047
Carilu.Dietrich@plumtree.com

July 15, 2004 Press Release — Plumtree Announces Second Quarter 2004 Operating
Results

Safe Harbor Statement and Caution

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include: statements regarding our current financial outlook for the third quarter of 2004; our corporate objectives, including improved pipeline development, better sales execution and growth through a solutions focused selling model; anticipated benefits from our key senior management additions and recent sales and channel executive hirings; and market opportunities presented by our channel initiatives and independent developer program; as well as our position within the emerging service oriented application market. These forward looking statements are subject to numerous risks and uncertainties and actual results may vary materially. We may not achieve anticipated future operating results or our corporate objectives. Our success depends on, among other factors, continued customer demand and interest in our current and new products; our success in building product pipeline, improving sales execution and achieving growth through our solutions sales model, through our recent sales realignment, management additions and otherwise; and the success of our channel initiatives and developer program. Other risks and uncertainties include risks associated with an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree’s sales cycle; the success of major version releases; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; failure to manage technological change; our ability to expand into and within global markets; our ability to manage costs; our ability to provide a return on investment to our customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company’s most recent Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.

NOTE: Plumtree is a registered trademark of Plumtree Software, Inc. and/or its affiliates in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

Magic Quadrant Disclaimer

*Smart Enterprise Suite 2004 Magic Quadrant , G. Phifer et al, May 17, 2004. The Magic Quadrant is copyrighted May 17, 2004 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant

July 15, 2004 Press Release — Plumtree Announces Second Quarter 2004 Operating
Results

to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Each third party opinion or survey results noted in this release contains only one subjective evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. These results and opinions should not be deemed to be an endorsement of Plumtree or any company or product. Any analyst opinion or survey represents only one of many information sources available and decision-makers should not rely solely on any one evaluation. Industry surveys and published analyst opinions are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

Use of GAAP and Non-GAAP Results

Plumtree’s management believes that a presentation of operating costs and expenses excluding amortization of deferred stock-based compensation, amortization of acquired technology and charges related to restructuring, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our underlying cost and expense levels. Presentation of non-GAAP net income and earnings per share information provides greater comparability of Plumtree’s financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of non-GAAP results to GAAP results is provided in the financial tables below.

July 15, 2004 Press Release — Plumtree Announces Second Quarter 2004 Operating
Results

PLUMTREE SOFTWARE, INC.
PRO FORMA* CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Pro Forma
	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue:
Licenses	$7,911	$7,691	$14,782	$16,142
Services and maintenance	11,557	9,340	22,408	18,058

Total revenue	19,468	17,031	37,190	34,200
Cost of revenue:
Licenses	422	251	850	629
Services and maintenance	4,638	2,804	8,756	4,990

Total cost of revenue	5,060	3,055	9,606	5,619

Gross margin	14,408	13,976	27,584	28,581
Operating expenses:
Research and development	5,886	5,342	11,395	10,091
Sales and marketing	8,623	7,405	16,635	14,333
General and administrative	2,752	1,547	5,139	3,170

Total operating expenses	17,261	14,294	33,169	27,594

Pro forma income (loss) from operations	(2,853)	(318)	(5,585)	987
Interest and other income, net	140	211	289	538

Pro forma income (loss) before income taxes	(2,713)	(107)	(5,296)	1,525
Pro forma income taxes **	—	—	—	458

Pro forma net income (loss)	$(2,713)	$(107)	$(5,296)	$1,067

Pro forma net income (loss) per share:
Basic	$(0.09)	$(0.00)	$(0.17)	$0.04

Diluted	$(0.09)	$(0.00)	$(0.17)	$0.03

Shares used to compute net income (loss) per share:
Basic	31,882	30,419	31,670	30,044

Diluted	31,882	30,419	31,670	32,588

*	Pro forma statements of operations excludes $134, $312, $371 and $902 of amortization of stock based compensation, respectively and $394, $394, $788 and $788, of amortization of acquired technology, respectively. In addition, the Pro Forma Statement of Operations for the three months and the six months ended June 30, 2004 excludes $307 of restructuring costs.

**	Assumes an annualized effective tax rate of 30% on net income, if any.

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue:
Licenses	$7,911	$7,691	$14,782	$16,142
Services and maintenance	11,557	9,340	22,408	18,058

Total revenue	19,468	17,031	37,190	34,200
Cost of revenue:
Licenses	422	251	850	628
Services and maintenance	4,638	2,804	8,756	4,990
Amortization of stock-based compensation & acquired technology	425	449	872	945

Total cost of revenue	5,485	3,504	10,478	6,563

Gross margin	13,983	13,527	26,712	27,637
Operating expenses:
Research and development	5,886	5,342	11,395	10,091
Sales and marketing	8,623	7,405	16,635	14,333
General and administrative	2,752	1,547	5,139	3,170
Restructuring charges	307	—	307	—
Amortization of stock-based compensation	103	257	287	746

Total operating expenses	17,671	14,551	33,763	28,340

Income (loss) from operations	(3,688)	(1,024)	(7,051)	(703)
Interest and other income, net	140	211	289	537

Income (loss) before income taxes	(3,548)	(813)	(6,762)	(166)
Provision for income taxes	139	258	301	376

Net income (loss)	$(3,687)	$(1,071)	$(7,063)	$(542)

Net income (loss) per share:
Basic	$(0.12)	$(0.04)	$(0.22)	$(0.02)

Diluted	$(0.12)	$(0.04)	$(0.22)	$(0.02)

Shares used to compute net income (loss) per share:
Basic	31,882	30,419	31,670	30,044

Diluted	31,882	30,419	31,670	30,044

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	June 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$62,780	$67,689
Accounts receivables, net of allowances	19,587	17,171
Other current assets	2,405	2,079

Total current assets	84,772	86,939
Property and equipment, net	1,981	1,798
Other long-term assets	1,233	2,025

	$87,986	$90,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,845	$1,312
Accrued and other current liabilities	12,585	12,084
Deferred revenues	20,984	19,027

Total current liabilities	35,414	32,423
Long-term liabilities	416	448

Total Liabilities	35,830	32,871
Total Stockholders’ Equity	52,156	57,891

	$87,986	$90,762